UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Mark R. Stauffer, President, Chief Executive Officer and Director of Orion Group Holdings, Inc., has entered into a

10b5-1 Option Exercise and Sales Plan with a third party broker executed as of December 14, 2020. This agreement commences on January 18, 2021 and will terminate on the earlier of the alternatives listed in Item 2 of this agreement. A copy of this agreement is attached hereto as Exhibit 99.1 as incorporated by reference.

Peter R. Buchler, Executive Vice President, CAO, CCO & General Counsel of Orion Group Holdings, Inc., has entered into a 10b5-1 Option Exercise and Sales Plan with a third party broker executed as of December 14, 2020. This agreement commences on January 21, 2021 and will terminate on the earlier of the alternatives listed in Item 5 of this agreement. A copy of this agreement is attached hereto as Exhibit 99.2 as incorporated by reference.

Item 9.01 Financial Statement and Exhibits

Exhibit Index

Exhibit No.	Description
99.1	10b5-1 Option Exercise and Sales Plan for Mark R. Stauffer
99.2	10b5-1 Option Exercise and Sales Plan for Peter R. Buchler

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: December 17, 2020	By:	/s/ Mark R. Stauffer
President and Chief Executive Officer